Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Botanic Pharmaceutical Inc (the “Company”) on Form 10-Q for the year ended July 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, / Issamar Ginzberg, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 23, 2021	By:	/s/ Issamar Ginzberg
Issamar Ginzberg Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)